Exhibit 10.1

BOARD OF DIRECTORS

RETAINER AGREEMENT

THIS BOARD OF DIRECTORS RETAINER AGREEMENT (the “Agreement”) is made as of November 28nd, 2018, by and between Protect Pharmaceutical Corporation., a Nevada Corporation (the “Company”) and Wajed Salam (the “Director”) (collectively, the “Parties”).

WHEREAS, the Company desires to retain the Director to serve as a member of the Board of Directors of the Company, and the Director desires to serve as a member of the Board of Directors of the Company, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and obligations herein, and other good and valuable consideration, the validity and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Director Arrangement. The Company hereby agrees to engage the Director, and the Director hereby agrees to serve as a member of the Board of Directors to the Company in accordance with the Company’s Articles of Incorporation and Bylaws, on the terms and subject to the conditions of this Agreement, and to provide the services required of a Director under the Company’s Articles of Incorporation and Bylaws. The Director will serve as a non-employee independent member of the Board of Directors of the Company (the “Board”) and shall do so in accordance with the fiduciary duties of a director of a Nevada corporation until December 31st, 2022.

2. Term. The term of the Director’s service under this Agreement (the “Term”) shall commence on the date hereof and shall expire pursuant to Section 5 hereof.

3. Compensation. As compensation for the services, the Director will receive 1,000,000 shares of the Company’s restricted $0.005 par value per share common stock (the “Shares”), with 25% of such Shares vesting at the end of each calendar year, first vesting period ending on December 31st, 2019, as long as the Director is a member of the Board of Directors and continues to fulfill his duties and provide the services set forth above during the corresponding vesting period. Notwithstanding the foregoing, if this Agreement is early terminated, at any time after the first vesting period, Director will continue to earn the Shares in the agreed upon quantity; however, the vesting period of the remaining Shares will move to the end of the fourth calendar year (December 31st, 2022). The Board, at its discretion, may at any time accelerate the vesting period specified in this Paragraph 3.

The Shares are intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act,”) pursuant to Section 4(a)(2) thereof and shall bear a “restrictive legend.” In connection with the acquisition of the Shares, the Director represents and warrants to the Company that (i) he will not sell or otherwise transfer the Shares without registration under the Securities Act or an exemption therefrom; (ii) he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his investment in the Shares and is able to bear such risks; and (iii) he is acquiring the Shares for the his own account, for investment purposes only and not with a view to distribute or resell such securities in whole or in part.

The Company shall not pay the Director any extra fee for each regularly scheduled meeting of the Board of Directors that the Director attends in person, nor for attending meetings telephonically.

4. Status; Taxes

(a) Director shall have no authority to act as an agent of the Company, except on authority specifically so delegated, and he shall not represent to the contrary to any person.

(b) Taxes. It is intended that the fees paid hereunder shall constitute revenues to Director. To the extent consistent with applicable law, the Company will not withhold any amounts therefrom as federal income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Act or any other state or federal laws. Director shall be solely responsible for the withholding and/or payment of any federal, state or local income or payroll taxes and shall hold the Company, its officers, directors, and employees harmless from any liability arising from the failure to withhold such amounts. Notwithstanding the foregoing, if the Director is a resident of a foreign country the fee received for the services provided under this Agreement, is subject to US tax because services are considered rendered in the US; thus, the Company will act as a withholding agent liable for the tax. Such liability is independent of Director’s US tax liability.

5. Termination. This Agreement and Director’s retention hereunder may be terminated by the Company or the Director for any reason upon 30 (thirty) days prior written notice; provided, however, that upon the Director’s appointment to the Board, the Director’s termination shall be in accordance with the Articles of Incorporation and Bylaws of the Company. In the event of a termination of the Term and the Director’s services hereunder, neither the Company nor the Director shall have any further obligations hereunder.

6. Entire Agreement/Prior Agreement. The provisions contained herein constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede any and all prior agreements, understandings and communications between the Parties, oral or written, with respect to such subject matter.

7. Expenses. The Company shall reimburse Director for any reasonable expenses incurred by him in connection with the performance of his services hereunder; provided that such services were directed by the Company and any material expenses shall be subject to preapproval by the Company’s Chief Executive Officer or next most senior executive officer of the Company.

8. Modifications. Any waiver, alteration, amendment or modification of any provisions of this Agreement shall not be valid unless in writing and signed by the Parties.

9. Assignment. The Company may assign its rights and delegate its obligations under this Agreement to any successor-in-interest to its business. Except as provided in the previous sentence, neither party may assign any of its or his rights or delegate any of its or his duties under this Agreement without the consent of the other and any attempted assignment in violation of this provision shall be void.

10. Notice. All notices hereunder shall be sent to the following contacts for each of the Parties. Either party may change the address to which notices, requests, demands, claims, and other communications under this Agreement are to be delivered by giving the other party notice in the manner herein set forth. Proof of delivery may be made by any reasonable means establishing receipt of such notice:

For Company

c/o Protect Pharmaceutical Corporation.

Attention: Una Taylor – Chief Executive Officer

4876, Cecile Avenue,

Las Vegas, NV,89115

Email: Una.Taylor@prttcorp.com

For Director:

Wajed Salam

Email: ceo@thewinnerscircleinc.com

11. Choice of Law. This Agreement shall be governed by and construed in accordance with the law of the State of Nevada, without regard to conflicts of laws principles thereof.

12. Counterparts. This Agreement may be executed in one or more counterparts, which shall, collectively and separately, constitute one agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Protect Pharmaceutical Corporation.		Director

	/s/Una Taylor		/s/ Wajed Salam
By:	Una Taylor	By:	Wajed Salam
Title	CEO